                                                                  EXHIBIT 12.1

                  Computation of Ratios of Earnings to Fixed Charges
               and Combined Fixed Charges and Preferred Stock Dividends
                                (dollars in thousands)

                                                                                                                  PRO FORMA
                                                                                                            -----------------------
                                            FISCAL YEAR ENDED                         NINE MONTHS ENDED                  NINE MONTHS
                         ------------------------------------------------------    -------------------------- FISCAL YEAR   ENDED
                                                                                  SEPTEMBER 27,   OCTOBER 3,   ENDED      OCTOBER 3,
                         1992        1993        1994        1995        1996        1996           1997       1996        1997
                        ------      ------      ------      ------      ------    -------------  ----------   --------    ----------
Interest expense . . .  $2,862      $2,909      $2,836     $3,039       $2,771       $2,066      $ 2,947       $2,066     $ 2,947

Incremental interest
 expense . . . . . . .      --          --          --         --           --            --          --        8,332       5,625

Estimated interest
 portion of rent
 expense . . . . . . .     257         283         174        335          381           252         282          381         282
                        ------      ------      ------     ------       ------        ------     -------      -------     -------

Fixed charges. . . . .  $3,119      $3,192      $3,010     $3,374       $3,152        $2,318     $ 3,229      $10,779     $ 8,854
                        ------      ------      ------     ------       ------        ------     -------      -------     -------
                        ------      ------      ------     ------       ------        ------     -------      -------     -------

Income (loss) before
 income taxes. . . . . ($1,977)    ($1,036)     $3,408     $5,966       $8,499        $6,395     $(7,096)     $   (41)    $ 2,837

Fixed charges. . . . .   3,119       3,192       3,010      3,374        3,152         2,318       3,229       10,779       8,854


Less:  interest
 charges capitalized .     (27)        (12)        (11)       (30)         (19)           (9)        (24)         (19)        (24)
                        ------      ------      ------     ------       ------        ------     -------      -------     -------

Earnings (loss). . . .  $1,115      $2,144      $6,407     $9,310      $11,632        $8,704     $(3,891)     $10,719     $11,667
                        ------      ------      ------     ------       ------        ------     -------      -------     -------
                        ------      ------      ------     ------       ------        ------     -------      -------     -------

Ratio of earnings to
 fixed charges - (A) .      --          --        2.1x       2.8x         3.7x          3.8x          --           --        1.3x
                        ------      ------      ------     ------       ------        ------     -------      -------     -------
                        ------      ------      ------     ------       ------        ------     -------      -------     -------

Fixed charges. . . . .                                                                                        $10,779     $ 8,854

Preferred stock
 dividend
 requirements  . . . .                                                                                          3,234       2,426

Accretion of
 carrying value of
 preferred stock . . .                                                                                            391         292
                                                                                                               ------     -------

Combined fixed
 charges & preferred
 stock dividends . . .                                                                                        $14,404     $11,572
                                                                                                              -------     -------
                                                                                                              -------     -------


Ratio of earnings to combined fixed charges and preferred stock dividends - (A)                                    --          --
                                                                                                                          -------
                                                                                                                          -------

(A) Earnings were insufficient to cover fixed charges by $2,004 and $1,048 in fiscal years 1992 and 1993, respectively.
    Earnings were insufficient to cover fixed charges by $7,120 for the nine months ended October 3, 1997.
    Earnings were insufficient to cover pro forma fixed charges by $60 for fiscal 1996.
    Earnings were insufficient to cover pro forma combined fixed charges and preferred stock dividends by $3,685 for fiscal year 1996 and $95 for the nine months ended October 3, 1997.